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                                                                     EXHIBIT 3.6

                          CERTIFICATE OF INCORPORATION
                                       of
                        TSI ARTHRO-FITNESS SERVICES, INC.

                Under Section 402 of the Business Corporation Law

                  The undersigned, a natural person over the age of eighteen years, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, does hereby certify that:

                  FIRST: The name of the corporation is TSI ARTHRO-FITNESS SERVICES, INC.

                  SECOND: The purposes for which the corporation is formed are to do any and all of the things hereinafter set forth, as principal and as agent, alone and in association with others, to the same extent as natural persons might or could do in any part of the world, namely:

                  (a) The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided, however, that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without first obtaining the consent of such body.

                  (b) To acquire, purchase, own, hold, operate, develop, lease, borrow, lend, mortgage, pledge, exchange, sell, transfer or otherwise dispose of and to invest, trade or deal in, other real and personal property of every kind and description and any interests therein necessary or incidental to the purposes of the corporation;

                  (c) To make, enter into and perform all agreements or contracts necessary or incidental to the advancement of the purposes of the corporation, and to do and transact all acts, business and things to accomplish or further any of the objects, powers or purposes of the corporation incident to or in anywise connected therewith; and

                  (d) To have, in furtherance of the purposes of the corporation, all of the powers conferred upon corporations organized under the Business Corporation Law, subject to any limitations thereof contained in this Certificate of Incorporation or in the laws of the State of New York.

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The foregoing purposes shall be deemed to be objects and powers of the corporation as well as its purposes and shall be deemed independent, each of the other, and no purpose, object or power is intended to limit or restrict any other purpose, object or power.

                  THIRD: The office of the corporation in the State of New York is to be located in the County of New York.

                  FOURTH: The aggregate number of shares which the corporation shall have authority to issue is Twenty Thousand (20,000) shares of common stock, par value $1.00 per share.

                  FIFTH: The Secretary of State of the State of New York is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                          TSI ARTHRO-FITNESS SERVICES, INC.
                          c/o Fox Glynn & Malamed
                          One Broadway
                          New York, New York 10004
                          Attn: Alexander A. Alimanestianu

                  SIXTH: The corporation shall be authorized to indemnify any and all of its directors, officers, employees and agents, and any other person or persons, to the fullest extent permitted under the Business Corporation Law of the State of New York.

                  SEVENTH: The by-laws of the corporation may be amended at any meeting of shareholders by vote of the shareholders holding a majority of all of the outstanding stock entitled to vote, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting. The board of directors of the corporation may from time to time by the vote of a majority of the directors then in office make, adopt, amend, supplement or repeal by-laws (including by-laws adopted by the shareholders of

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the corporation), but the shareholders of the corporation may from time to time specify provisions of the by-laws that may not be amended or repealed by the board of directors of the corporation.

                  IN WITNESS WHEREOF, the undersigned has executed and acknowledged this Certificate of Incorporation this 7th day of May, 1986.

                                         /s/ Alexander A. Alimanestianu
                                         ---------------------------------------
                                         Alexander A. Alimanestianu
                                         One Broadway
                                         New York, New York 10004

STATE OF NEW YORK    )
                     )ss.:
COUNTY OF NEW YORK   )

                  On this 7th day of May, 1986, before me personally came Alexander A. Alimanestianu, to me known and known to me to be the person described in and who executed the foregoing Certificate of Incorporation, and acknowledged to me that he executed the same.

                                         /s/ Richard N. Chassin
                                         ---------------------------------------
                                                      Notary Public

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